UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE HABIT RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

April 24, 2017

Dear Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Habit Restaurants, Inc. (the “Company”, “we” or “Habit”) will be held on June 21, 2017, at 10:00 a.m. local time, at 18700 MacArthur Blvd., Irvine, CA 92612, for the purpose of considering two company-sponsored proposals:

1.	To elect Russell W. Bendel, Ira Zecher and A. William Allen III as Class III directors, each for a three-year term.

2.	To ratify the appointment of Moss Adams LLP, or Moss Adams, as the independent registered public accounting firm for the Company for the fiscal year ending December 26, 2017.

Any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will also be acted upon.

If you were a stockholder of record on April 24, 2017, you will be entitled to vote on the above matters. A list of stockholders as of the record date will be available for stockholder inspection at the headquarters of the Company, 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614, during ordinary business hours, from May 11, 2017 to the date of the Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

Whether or not you plan to attend the Annual Meeting, your vote is very important.

After reading the Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the printable proxy card and returning it as soon as possible. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held on June 21, 2017. The proxy materials and the annual report to stockholders are available at http://www.astproxyportal.com/ast/19786.

If you need assistance voting your shares, please call Investor Relations at (949) 943-8692.

The Board of Directors recommends a vote FOR the election of the three nominees for directors, and a vote FOR ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm.

Each outstanding share of the Company’s Class A common stock and Class B common stock (collectively, the “common stock”) (NASDAQ: HABT) entitles the holder of record at the close of business on April 24, 2017 to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

At the Annual Meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the Annual Meeting in person even if you vote by telephone or the Internet or return your proxy card. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Irvine, CA, voting again by telephone or Internet, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in The Habit Restaurants, Inc.

Sincerely,

Ira Fils Chief Financial Officer, Secretary and Director

The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me a Notice of Internet Availability of Proxy Materials?

A:	We sent you the Notice of Internet Availability of Proxy Materials because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the 18700 MacArthur Blvd., Irvine, CA 92612, on June 21, 2017, at 10:00 a.m.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card or print, complete, sign, and return the proxy card.

On April 24, 2017 there were an aggregate of 26,021,374 shares of Class A and Class B common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We made this Proxy Statement available on or about April 24, 2017 to all stockholders entitled to vote their shares of common stock at the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:	If you properly cast your vote by either voting your proxy by telephone or via the Internet or executing and returning the proxy card, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm.

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:	May my broker vote for me?

A:	Under the rules of the Financial Industry Regulatory Authority, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal Two, but not on any of the other proposals.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone or via the Internet by following these procedures. To revoke your proxy:

•	Vote again by telephone or Internet;

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Habit’s Secretary at the Company’s offices in Irvine, California; or

•	Attend the Annual Meeting and vote in person.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in a brokerage account or by another nominee, the Notice of Internet Availability of Proxy Materials is being forwarded to you. Follow the instructions on the Notice of Internet Availability of Proxy Materials in order to vote your shares by proxy or in person. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting. Please note, you must present a form of personal picture identification in order to vote in person at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of directors. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve the election of directors (Proposal One)?

A:	The three nominees for director who receive the most affirmative votes will be elected. Therefore, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and broker non-votes will have no effect on the outcome of voting for directors.

Q:	What vote is required to ratify the selection of Moss Adams as the Company’s independent registered public accounting firm (Proposal Two)?

A:	The affirmative vote of a majority of the votes properly cast on the proposal at the 2017 Annual Meeting is required to ratify the appointment of Moss Adams as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of Proposal Two.

Q:	What are the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of Habit common stock, please call us at (949) 943-8692 or send an e-mail to HabitIR@habitburger.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL ONE—Election of Directors

In accordance with the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Russell W. Bendel, Ira Zecher and A. William Allen III are the Class III directors whose terms expire at the Company’s 2017 Annual Meeting of stockholders. Each of Messrs. Bendel, Zecher and Allen has been nominated for and has agreed to stand for re-election to the Board to serve as a Class III director of the Company for three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

The three nominees for director with the highest number of affirmative votes will be elected as directors. It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the three nominees listed above as director nominees. Habit has no reason to believe that any nominee will be unable to serve. In the event that any of the nominees are unavailable to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Habit, principal occupation and other biographical material is provided later in this proxy statement.

Our certificate of incorporation states that our Board shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of our Board. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote on the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified herein serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class I directors will serve until the 2018 annual meeting of stockholders; our Class II directors will serve until the 2019 annual meeting of stockholders; and our Class III directors, once elected, will serve until the 2020 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE NOMINEES FOR CLASS III DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

(PROPOSAL ONE ON YOUR PROXY CARD)

We seek individuals to serve as directors with established strong professional reputations, sophistication and experience in strategic planning, leadership, business management, innovation and in substantive areas that affect our business such as: restaurant development; sourcing; financing; finance and accounting; business operations; government contracts; legal and regulatory; and sales and marketing. We believe that each of our current directors possesses the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each director in the individual biographies below.

Set forth below are the name, position held and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each nominee is described below.

Name	Age	Position
Russell W. Bendel	62	Chief Executive Officer, President and Director (Class III)
Ira Zecher	64	Director (Class III)
A. William Allen III	57	Director (Class III)

Russell W. Bendel was appointed Chief Executive Officer and President of The Habit Restaurants, LLC in June 2008 and was appointed Chief Executive Officer and President of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, LLC since August 2008, and has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Bendel was President and Chief Operating Officer of The Cheesecake Factory. Beginning in June 2001, Mr. Bendel

worked at Mimi’s Café as Chief Executive Officer and President. He currently serves as Director Emeritus of the California Restaurant Association, and sits on the board of advisors for the Collins School of Hospitality Management at California State Polytechnic University. Mr. Bendel currently serves on the boards of directors of a number of privately held companies. He holds a Bachelor of Science degree in Hotel Administration from Florida International University. Because of his extensive experience in leadership positions in the restaurant industry, including at the Company, we believe Mr. Bendel is qualified to serve on our Board.

Ira Zecher has served as a director of The Habit Restaurants, Inc. since August 2014. Mr. Zecher is a managing member of ILZ, LLC, and is a director, audit committee chairman and compensation committee member of the board of Chuy’s Holdings, Inc. (NASDAQ: CHUY). He previously served as a director, audit committee chairman and compensation committee member of the board of Norcraft Companies, Inc. from October 2013 to May 2015. Prior to joining The Habit, Mr. Zecher was with Ernst & Young LLP, a registered public accounting firm, for over 36 years until his retirement as a partner in 2010. Mr. Zecher gained extensive experience in audits and transactions at Ernst & Young LLP, where he served as a partner in the Audit and Transaction Advisory Services groups in New York and as the director of the Far East Area Private Equity practice, based in Hong Kong. Mr. Zecher is a CPA and holds a B.A. in accounting from Queens College of the City University of New York. He also completed the Executive Program of the Kellogg School of Management at Northwestern University. From 2010 to 2013, he taught in the Graduate Accounting program at Rutgers, the State University of New Jersey. Because of Mr. Zecher’s broad accounting and financial experience, we believe he is qualified to serve on our Board.

A. William Allen III has served as a director of The Habit Restaurants, Inc. since October 2014. Mr. Allen served as the CEO of OSI Restaurant partners (Bloomin’ Brands, Inc.) for five years until November 2009. He served as Chairman of the Bloomin’ Brands board of directors from November 2009 through December 2011. Since December 2011, Mr. Allen has acted as an investor, advisor and/or board member to a variety of established and early-stage growth companies, including Fleming’s, Il Fornaio/Corner Bakery, Bruxië and Hubworks. Prior to Bloomin’ Brands, Mr. Allen was Co-Founder of Fleming’s Prime Steakhouse & Wine Bar. Because of his extensive experience in the restaurant industry, we believe Mr. Allen is qualified to serve on our Board.

Current Directors Not Standing for Election at the Annual Meeting

Ira Fils was appointed Chief Financial Officer and Secretary of The Habit Restaurants, LLC in August 2008 and was appointed Chief Financial Officer and Secretary of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Fils served as Chief Financial Officer of Mimi’s Café from 2005 to 2008, after joining the Company as Vice President of Finance in 2003. From 1998 to 2003, he served in various financial capacities with increasing responsibility which led to him becoming Chief Financial Officer at Rubio’s Restaurants, Inc. He currently sits on the board of directors of California Fish Grill. He holds an undergraduate degree in economics and an MBA from the University of California, Irvine. Because of his experience in the restaurant industry and his financial knowledge, we believe Mr. Fils is qualified to serve on our Board.

Christopher Reilly has served as a director of The Habit Restaurants, LLC since July 2007, and as a director of The Habit Restaurants, Inc. since July 2014. He is a founding partner of KarpReilly, LLC. Prior to KarpReilly, Mr. Reilly was a partner at Apax Partners, L.P. Prior to Apax Partners, Mr. Reilly was a Partner at Saunders, Karp & Megrue, LLC. Mr. Reilly currently serves on the boards of directors of a number of privately held companies. He is also a Vice-Chairman of the board of trustees of Providence College. Mr. Reilly holds a B.S. from Providence College and an M.B.A. from New York University’s Leonard N. Stern School of Business. Because of Mr. Reilly’s substantial experience with portfolio companies and his private equity, financial and investment banking experience, we believe he is qualified to serve on our Board.

Allan Karp has served as a director of The Habit Restaurants, LLC since July 2007, and as a director of The Habit Restaurants, Inc. since August 2014. He is a founding partner of KarpReilly, LLC. Prior to KarpReilly, Mr. Karp was the Co-Chief Executive Officer at Apax Partners, L.P. Prior to Apax Partners, Mr. Karp was a Co-Founder of Saunders, Karp & Megrue, LLC. Mr. Karp currently serves on the boards of directors of a number of privately held companies. Mr. Karp holds a B.S. in Chemistry from University of California-Santa Cruz, and a M.S. in Management from M.I.T. Sloan School of Business. Because of Mr. Karp’s extensive experience with portfolio companies and his private equity, financial and investment banking experience, we believe he is qualified to serve on our Board.

Joseph J. Kadow has served on our Board since September 2015. Mr. Kadow has served as Executive Vice President, Chief Legal Officer of Bloomin’ Brands, Inc. (NASDAQ: BLMN) since 2005, and joined Bloomin’ Brands in 1994 as Vice President and General Counsel. Bloomin’ Brands is the operator of Outback Steakhouse, Carabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar. Prior to that, he served as a partner in the Orlando, Florida office of the national law firm, Baker Hostetler LLP. Mr. Kadow is the immediate past Chairman of the board of directors of the National Restaurant Association. Mr. Kadow received his Bachelor’s Degree in Accounting from the University of Scranton and his J.D. from the Dickinson School of Law at Pennsylvania State University. Because of his extensive restaurant industry experience, we believe Mr. Kadow is qualified to serve on our Board.

Director Independence

Under the applicable listing requirements and rules of the NASDAQ Stock Market LLC, or NASDAQ, independent directors must compose a majority of our Board, subject to certain specified exceptions. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be independent within the meaning of applicable NASDAQ rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has reviewed the independence of our directors under the corporate governance standards of NASDAQ. Based on this review, the Board determined that each of Messrs. Karp, Reilly, Zecher, Kadow and Allen is independent within the meaning of the corporate governance standards of NASDAQ. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Meetings and Attendance

The Board held four meetings during the fiscal year ended December 27, 2016. Overall attendance at Board and Committee meetings was 100% either in person or telephonically.

Board of Directors Leadership Structure

It is our current policy that our Chief Executive Officer shall serve as chairman of the Board. The independent members of the Board have periodically reviewed the Board’s leadership structure and have determined that Habit and our stockholders are well served with this structure.

The Board of Directors’ Role in Risk Oversight

The Board plays an important role in risk oversight at Habit through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that Habit faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of Habit’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting Habit to the attention of the Board.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Habit’s independent registered public accounting firm, Habit’s system of internal control, its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Habit’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

Because of the role of the Board and the Audit Committee in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Habit’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board has a standing Audit, Compensation and Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter and each reviews and assesses the adequacy of its charter periodically and submits its charter to the Board for approval. The charter for each committee is available on our website (www.habitburger.com) under “Investor Relations” at “Governance.”

The following table describes which directors serve on each of the Board committees.

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Joseph J. Kadow	X	X
Christopher Reilly	X(2)
Allan Karp			X
Ira Zecher (1)	X	X(2)
A. William Allen III (1)		X	X	(2)

(1)   Sitting for election in Proposal One.

(2)   Chair of the committee.

Audit Committee

Our Audit Committee consists of Ira Zecher, A. William Allen III and Joseph J. Kadow. Mr. Zecher is both an independent director and an “Audit Committee financial expert” within the meaning of Item 407 of Regulation S-K, and serves as Chair of the Audit Committee. A. William Allen III and Joseph J. Kadow are both independent directors. Each of our Audit Committee members satisfies the independence criteria set forth in Rule 10A-3 under the Exchange Act. A copy of our Audit Committee charter is available on our website. The Audit Committee’s responsibilities include:

•	appointing, retaining, determining the compensation of, evaluating and terminating our outside auditors. The outside auditors report directly to the Audit Committee, and the Audit Committee has the sole authority to approve all engagement fees to be paid to the outside auditors;
•	pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, subject to de minimis exceptions which are approved by the Audit Committee prior to the completion of the audit;
•	reviewing and discussing with management and the outside auditors the annual audited and quarterly unaudited financial statements and the selection, application and disclosure of critical accounting policies and practices used in such financial statements;
•	reviewing and approving all related party transactions; and
•	discussing with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.

Our Audit Committee held four meetings during the fiscal year ended December 27, 2016. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Christopher Reilly, Joseph J. Kadow and Ira Zecher, with Mr. Reilly serving as Chair of the committee. Our Board has determined that each of Messrs. Reilly, Kadow and Zecher is “independent” as defined under the applicable listing standards of NASDAQ. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership;
•	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance principles;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to the Board practices and policies with respect to directors;
•	reviewing and recommending to the Board the functions, duties and compositions of the committees of the Board;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board for approval;
•	considering and reporting to the Board any questions of possible conflicts of interest of Board members;
•	providing for new director orientation and continuing education for existing directors on a periodic basis;
•	performing an evaluation of the performance of the committee; and
•	overseeing the evaluation of the Board and management.

Our Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 27, 2016.

Compensation Committee

Our Compensation Committee is composed of A. William Allen III and Allan Karp, with Mr. Allen serving as Chair of the committee. Our Board has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of NASDAQ and meets the independence criteria set forth in Rule 10C-1. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
•	reviewing and approving the compensation of our other executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	annually reviewing and reassessing compliance of the committee charter with the listing requirements of NASDAQ;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our equity compensation and other compensatory plans;
•	reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation; and
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement.

Our Compensation Committee held four meetings during the fiscal year ended December 27, 2016.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters are reviewed by our Compensation Committee. Neither of Messrs. Allen or Karp Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Risks Related to Compensation Practices and Policies

The Compensation Committee maintains a pay-for-performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the Company in order to maximize personal compensation. To minimize such risk, the Compensation Committee reviews at least annually the overall structure and components of our compensation program. The Compensation Committee also performs an annual evaluation to ensure that salary levels, equity awards and other elements of compensation are benchmarked against appropriate standards and that incentives provided for achievement of target goals are balanced between short-term rewards and longer-term enhancement of stockholder value. Our Compensation Committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across Habit. It is our belief that our compensation program does not encourage inappropriate actions or risk taking by our executive officers.

We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our business. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks. We believe that our current business process and planning cycle foster the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives, including the following:

•	the establishment of base salaries consistent with our executive officers’ responsibilities and market comparables to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;
•	annual establishment of corporate objectives for our performance-based cash bonus program for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;
•	the mix between fixed and variable, annual and long-term and cash and equity compensation are designed to encourage strategies and actions that balance our short-term and long-term best interests; and
•	stock option awards vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Code of Business Conduct and Ethics

Our Board has established a Code of Conduct and Business Ethics applicable to our directors and officers. The Code of Conduct and Business Ethics is accessible on our website at www.habitburger.com. If we make any substantive amendments to the Code of Conduct and Business Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct and Business Ethics to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2017, a stockholder must provide our Secretary with timely notice of the nomination. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting.

Each director will be elected by the vote of the plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this proxy statement under “Information about Stockholder Proposals.”

Contacting the Board of Directors

Stockholders wishing to communicate with our Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Executive Officers

Below is a list of the names, ages as of April 24, 2017 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Russell W. Bendel	62	Chief Executive Officer, President and Director
Ira Fils	51	Chief Financial Officer, Secretary and Director
Anthony Serritella	56	Chief Operating Officer
Peter Whitwell	57	Chief Quality Officer
Matthew Hood	47	Chief Marketing Officer
Douglas Branigan	58	Chief Development Officer

Russell W. Bendel was appointed Chief Executive Officer and President of The Habit Restaurants, LLC in June 2008 and was appointed Chief Executive Officer and President of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, LLC since August 2008, and has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Bendel was President and Chief Operating Officer of The Cheesecake Factory. Beginning in June 2001, Mr. Bendel worked at Mimi’s Café as Chief Executive Officer and President. He currently serves as Director Emeritus of the California Restaurant Association, and on the board of advisors for the Collins School of Hospitality Management at California State Polytechnic University. Mr Bendel currently serves on the boards of directors of a number of privately held companies. He holds a Bachelor of Science degree in Hotel Administration from Florida International University.

Ira Fils was appointed Chief Financial Officer and Secretary of The Habit Restaurants, LLC in August 2008 and was appointed Chief Financial Officer and Secretary of The Habit Restaurants, Inc. in August 2014. He has served as a director of The Habit Restaurants, Inc. since August 2014. Previously, Mr. Fils served as Chief Financial Officer of Mimi’s Café from 2005 to 2008, after joining the Company as Vice President of Finance in 2003. From 1998 to 2003, he served in various financial capacities with increasing responsibility which led to him becoming Chief Financial Officer at Rubio’s Restaurants, Inc. He currently sits on the board of directors of California Fish Grill. He holds an undergraduate degree in economics and an MBA from the University of California, Irvine.

Anthony Serritella joined The Habit Restaurants, LLC in 1997 as Vice President of Operations and was later appointed Chief Operating Officer July 26, 2010. Beginning in 1991, Mr. Serritella worked as the Vice President of Operations for McAthco Enterprises, one of the leading Sizzler franchises. He attended the University of California, San Diego where he studied economics and psychology.

Peter Whitwell joined The Habit Restaurants, LLC in 2005 as Vice President and was later appointed Chief Quality Officer on July 26, 2010. From 2001 to 2004 he was the Senior Vice President of Baja Fresh Mexican Grill, transitioning from the position of Senior Vice President of Franchise Operations and Quality Assurance, a position he held beginning in 1999. Mr. Whitwell attended Moorpark College, where he studied Communications and Business, and California State University, Northridge where he studied speech communications.

Matthew Hood joined The Habit Restaurants, LLC in July 2014 as Chief Marketing Officer. Prior to joining The Habit, Mr. Hood served as Chief Marketing Officer at BJ’s Restaurants Inc. from 2008 until 2014. Prior to joining BJ’s Restaurants, Mr. Hood served as the national brand consultant for Google, Inc. From 2002 to 2006, Mr. Hood served in several leadership roles for Carino’s Italian Restaurants, including Senior Vice President, Marketing and Brand Development. He holds a B.S. in Journalism and Advertising from Texas Christian University, and an MBA in Marketing and Entrepreneurship from Northwestern University’s Kellogg Graduate School of Management.

Douglas Branigan joined The Habit Restaurants, LLC in April 2017 as Chief Development Officer. Prior to joining The Habit, Mr. Branigan served as Chief Development Officer at Black Bear Diner, Inc. from 2015 until 2017 and as Vice President of Franchise Development and Operations from 2013 until 2015. Prior to joining Black Bear Diner, Mr. Branigan served as the Chief Operating Officer for Sprinkles Cupcakes from 2012 to 2013. Mr. Branigan served as Senior Vice President of Franchise Operations at Smashburger, LLC from 2009 to 2012. He has also worked in various operating roles at Mimi’s Café, Morton’s of Chicago and Chart House Enterprises. Mr. Branigan earned his Bachelor of Arts in history from Colorado State University.

PROPOSAL TWO—Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 26, 2017. Moss Adams has served as our independent registered public accounting firm since 2007.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Moss Adams to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Moss Adams will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Moss Adams, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

Moss Adams served as our independent registered public accounting firm in 2016 and 2015. The following sets forth fees billed by Moss Adams for the audit of our annual financial statements and other services rendered:

	Fiscal Year Ended
	December 27, 2016	December 29, 2015
Audit fees(1)	$333,484	$296,479
Audit related fees(2)	—	335,653
Tax fees(3)	—	8,125

Total	$333,484	$640,257

(1)	Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.
(2)	Audit related fees include all costs associated with services provided by Moss Adams in connection with the secondary offering in April 2015, the contemplated follow-on offering that was withdrawn in December 2015 and the filing of our Form S-3 with the SEC.
(3)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the Audit Committee, adopted in connection with our IPO, the Audit Committee is responsible for the oversight of our accounting, reporting and financial practices. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

(PROPOSAL TWO ON YOUR PROXY CARD)

OTHER BUSINESS

The Company knows of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If, however, other matters are presented for a vote at the Annual Meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION

Introduction

This compensation discussion provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our chief executive officer and our two other highest paid executive officers during fiscal year 2016 (collectively, our “named executive officers”), as presented in the tables which follow this discussion. This discussion contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table

The following table sets forth, for the fiscal years ending December 27, 2016 and December 29, 2015, the compensation earned by our named executive officers.

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Russell W. Bendel,	2016	$735,000	$379,105	$376,745	$—	$35,379	$1,526,229
President and Chief Executive Officer	2015	$675,000	$349,961	$344,340	$—	$28,279	$1,397,580

Ira Fils,	2016	$425,000	$255,676	$254,084	$—	$18,555	$953,315
Chief Financial Officer	2015	$375,000	$249,963	$245,955	$—	$14,686	$885,604

Anthony Serritella,	2016	$290,837	$176,328	$175,230	$22,387	$22,621	$687,403
Chief Operating Officer	2015	$262,251	$137,457	$135,270	$38,070	$12,325	$585,373

(1)	Reflects the grant date fair value calculated under ASC Topic 718 for restricted share-based awards granted in March 2016 and April 2015 to our named executive officers. The assumptions used in the valuation of share awards are set forth in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the years ended December 27, 2016 and December 29, 2015, respectively.
(2)	Reflects the grant date fair value calculated under ASC Topic 718 for options granted in March 2016 and April 2015 to our named executive officers. The assumptions used in the valuation of share awards are set forth in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the years ended December 27, 2016 and December 29, 2015, respectively.
(3)	Amounts shown reflect bonuses earned based on the achievement of Company performance goals, including the achievement of target EBITDA, increases in Company sales, customer satisfaction and reduction in employee turnover. Bonuses are paid in the immediately following fiscal year. Neither Mr. Bendel nor Mr. Fils participated in our annual cash bonus program in fiscal year 2016 or 2015 and neither received cash bonuses for fiscal years 2016 or 2015.
(4)	Represents (i) Company paid automobile allowances for Mr. Bendel in the amount of $1,000 per month (through July 1, 2015) and $2,000 per month (from July 1, 2015 through the end of fiscal year 2016), for Mr. Fils in the amount of $500 per month (through July 1, 2015) and $1,000 per month (from July 1, 2015 through the end of fiscal year 2016), and for Mr. Serritella in the amount of $700 per month (for fiscal year 2015) and $1,500 per month (for fiscal year 2016), and (ii) Company matching credits with respect to amounts deferred by Messrs. Bendel, Fils and Serritella, respectively, under The Habit Restaurants, LLC Deferred Compensation Plan for fiscal years 2016 (in the amounts of $11,379, $6,555 and $4,621, respectively and 2015 (in the amounts of $10,279, $5,686, and $3,925, respectively).

Base Salaries

The employment agreements for our named executive officers set forth their respective base salaries, as in effect on the date on which the agreement was entered into between the executive and the Company. Base salaries are subject to annual review and approval by our Compensation Committee. In July 2015, the Board amended Mr. Bendel’s and Mr. Fils’ employment agreements to increase each executive’s base salary, effective July 1, 2015, from $630,000 to $720,000 and $325,000 to $425,000, respectively. The base salary increases for Messrs. Bendel and Fils were based on a review by the Compensation Committee of the compensation of chief executive officers and chief financial officers of companies we consider to be our peers. In December 2015, the Board amended Mr. Serritella’s employment agreement to increase his base salary effective December 9, 2015, from $260,552 to $290,000. Effective January 1, 2016, the Board approved a base salary increase for Mr. Bendel’s to $735,000, in accordance with the terms of his employment agreement. Effective December 7, 2016, Mr. Serritella’s base salary was increased to $304,500, in accordance with the terms of his employment agreement.

Annual Cash Bonuses

Our annual cash bonus program is administered by our Compensation Committee, which is responsible for establishing annual performance targets under the program and reviewing and determining annual bonus payouts.

In 2016, Mr. Serritella was our only named executive officer who participated in our annual cash bonus program. Mr. Serritella’s target annual incentive compensation opportunity (expressed as a percentage of base salary) was initially established at the time he commenced employment with us. For 2016, Mr. Serritella was eligible to receive an annual cash performance bonus at a target of 15% of base salary, subject to achievement of Company performance goals established by the Compensation Committee, including achievement of target EBITDA, increases in Company sales, customer satisfaction and reduction in employee turnover.

Pursuant to Mr. Bendel’s and Mr. Fils’ amended and restated employment agreement, beginning in fiscal year 2017, each will be eligible to earn an annual cash performance bonus at a target of 20% of base salary, subject to achievement of performance objectives established by the Board.

2016 Equity Grants

On March 21, 2016, Messrs. Bendel, Fils and Serritella were granted 19,995, 13,485 and 9,300 restricted share-based awards, respectively, and 63,425, 42,775 and 29,500 options to purchase shares of Class A common stock with an exercise price of $18.96 per share, respectively. The restricted share-based awards and stock options vest in substantially equal installments over five years commencing on the date of grant, subject to continued employment through the applicable vesting date.

Agreements with our Named Executive Officers

Below are written descriptions of the material terms of the employment agreements with our named executive officers.

Employment Agreement with Mr. Bendel. We entered into an amended and restated employment agreement with Mr. Bendel, effective July 1, 2015. Pursuant to this agreement, Mr. Bendel was entitled to an annual base salary of $720,000 (increased from $630,000, which was his base salary in effect prior to July 1, 2015), and received an increase in base salary to $735,000 effective January 1, 2016, in accordance with the terms of his employment agreement. Thereafter, his base salary is subject to annual review and potential increase by our Board. In addition, Mr. Bendel is entitled to an automobile allowance of $2,000 per month (increased from $1,000 per month, which was his car allowance in effect prior to July 1, 2015). Beginning in fiscal year 2017, Mr. Bendel is eligible to receive an annual cash performance bonus at a target of 20% of base salary, subject to achievement of performance objectives established by the Board. Mr. Bendel is also entitled to certain severance benefits, the terms of which are described below in the section entitled “— Potential Payments Upon Termination of Employment.”

Employment Agreement with Mr. Fils. We entered into an amended and restated employment agreement with Mr. Fils, effective July 1, 2015. Pursuant to this agreement, Mr. Fils was entitled to an annual base salary of $425,000 (increased from $325,000, which was his base salary in effect prior to July 1, 2015). Thereafter, his base salary is subject to annual review and potential increase by our Board. In addition, Mr. Fils is entitled to an automobile allowance of $1,000 per month (increased from $500 per month, which was his car allowance in effect prior to July 1, 2015). Beginning in fiscal year 2017, Mr. Fils is eligible to receive an annual cash performance bonus at a target of 20% of base salary, subject to achievement of performance objectives established by the Board. Mr. Fils is also entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon Termination of Employment.”

Employment Agreement with Mr. Serritella. We entered into an amended and restated employment agreement with Mr. Serritella, effective December 9, 2015. Pursuant to this agreement, Mr. Serritella was entitled to an annual base salary of $290,000 (increased from $260,552, which was his base salary in effect prior to December 9, 2015). Effective December 7, 2016, Mr. Serritella’s base salary was increased to $304,500. Mr. Serritella’s base salary is subject to annual review and potential increase by our Board. In addition, Mr. Serritella is eligible to earn an annual performance cash bonus at a target of 15% of base salary, subject to achievement of objectives established by our Board. Mr. Serritella is entitled to an automobile allowance of $1,500 per month (increased from $700 per month, which was his car allowance in effect prior to January 1, 2016). Mr. Serritella is also entitled to certain severance benefits, the terms of which are described below in the section entitled “— Potential Payments Upon Termination of Employment.”

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/SH)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of units that have not vested ($)(4)(5)
Russell W. Bendel					69,667	(1)	$1,243,556
	6,725	26,902	$32.32	4/20/2025	8,662	(2)	$154,617
	—	63,425	$18.96	3/21/2026	19,995	(3)	$356,911
Ira Fils					39,818	(1)	$710,751
	4,804	19,215	$32.32	4/20/2025	6,187	(2)	$110,438
	—	42,775	$18.96	3/21/2026	13,485	(3)	$240,707
Anthony Serritella					29,869	(1)	$533,162
	2,642	10,568	$32.32	4/20/2025	3,402	(2)	$60,726
	—	29,500	$18.96	3/21/2026	9,300	(3)	$166,005

(1)	On July 1, 2014, Messrs. Bendel, Fils and Serritella were granted 3,508, 2,005, and 1,504 Class C units, respectively, each of which grants vests over five years commencing on the date of grant, subject to continued employment. The Class C units held by our named executive officers were converted into common units of The Habit Restaurants, LLC immediately prior to the completion of the IPO, as described below.
(2)	On April 20, 2015, Messrs. Bendel, Fils and Serritella were granted 10,828, 7,734, and 4,253 restricted share-based awards, respectively, each of which grants vests over five years commencing on the date of grant, subject to continued employment.
(3)	On March 21, 2016, Messrs. Bendel, Fils and Serritella were granted 19,995, 13,485, and 9,300 restricted share-based awards, respectively, each of which grants vests over five years commencing on the date of grant, subject to continued employment.
(4)	The amounts reported in this column equal the number of common units that, when vested, may be exchanged for shares of our Class A common stock on a one-for-one basis multiplied by $17.85, which was the per share closing price of our common stock on December 27, 2016, the last day of our 2016 fiscal year.
(5)	The amounts reported in this column equal the number of shares of our Class A common stock multiplied by $17.85, which was the per share closing price of our common stock on December 27, 2016, the last day of our 2016 fiscal year.

In addition to the unvested common units of The Habit Restaurants, LLC described in the table above, our named executive officers also hold vested common units in The Habit Restaurants, LLC as a result of the conversion of their Class C units into common units immediately prior to the completion of the IPO, as described below.

Pursuant to the terms of the Amended & Restated LLC Agreement of The Habit Restaurants, LLC, our named executive officers may exchange all or a portion of their vested common units (along with an equal number of the Class B Shares that they hold) at any time for shares of our Class A common stock (or, at our option, cash) on a one-for-one basis.

Potential Payments Upon Termination of Employment

Messrs. Bendel and Fils—Termination of Employment without Cause or for Good Reason. If the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s employment agreement), the executive will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) continued payment of the executive’s base salary for a period of 12 months following such termination of employment; (iii) payment of the executive’s COBRA premiums for a period of 12 months following such termination of employment; (iv) the pro-rated bonus for the year of termination (based on full months worked during the year in which termination occurs); (v) acceleration of any unvested Company equity subject solely to time-based vesting conditions that is scheduled to vest in the 12-month period immediately following the date of termination; and (vi) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Mr. Serritella—Termination of Employment without Cause or for Good Reason. If Mr. Serritella’s employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), Mr. Serritella will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) continued payment of the executive’s base salary for a period of six months following such termination of employment; (iii) payment of the executive’s COBRA premiums for a period of six months following such termination of employment; (iv) the pro-rated bonus for the year of termination (based on full months worked during the year in which termination occurs); (v) acceleration of any unvested Company equity subject solely to time-based vesting conditions that is scheduled to vest in the six-month period immediately following the date of termination; and (vi) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Messrs. Bendel and Fils—Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. If the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s employment agreement) during the 24-month period following a change in control of the Company, the executive will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) continued payment of the executive’s base salary for a period of 18 months following such termination of employment; (iii) payment of the executive’s COBRA premiums for a period of 18 months following such termination of employment; (iv) the pro-rated bonus for the year of termination (based on full months worked during the year in which termination occurs); (v) target bonus for the year of termination; (vi) acceleration of any unvested Company equity; and (vii) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Mr. Serritella—Termination of Employment without Cause or for Good Reason in Connection with a Change in Control. If Mr. Serritella’s employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement) during the 24-month period following a change in control of the Company, Mr. Serritella will be entitled to (i) accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy; (ii) continued payment of the executive’s base salary for a period of 12 months following such termination of employment; (iii) payment of the executive’s COBRA premiums for a period of 12 months following such termination of employment; (iv) the pro-rated bonus for the year of termination (based on full months worked during the year in which termination occurs); (v) target bonus for the year of termination; (vi) acceleration of any unvested Company equity; and (vii) the portion of any bonus earned for the performance year preceding the year of termination that remains unpaid at the time of termination.

Messrs. Bendel and Fils—Other Termination of Employment. If the executive’s employment is terminated by us for cause or by the executive without good reason (as such terms are defined in the executive’s employment agreement), or if the executive’s employment is terminated due to death or disability (as such term is defined in the executive’s employment agreement), the executive (or beneficiary, as the case may be) will be entitled to the executive’s accrued but unpaid base salary and vacation through the date of termination, and any other payments required by applicable law or Company policy. If employment is terminated due to death or disability, the executive (or beneficiary, as the case may be) will also be entitled to (i) a pro-rated target bonus for the year of termination (based on the number of full months worked during the year in which termination occurs, and (ii) acceleration of any unvested Company equity subject solely to time-based vesting conditions that is scheduled to vest in the 12-month period immediately following the date of termination.

Messrs. Bendel, Fils and Serritella—Severance Subject to Release of Claims. Our obligation to provide our named executive officers with any severance payments or other benefits under their respective employment agreements is conditioned on the executive executing an effective release of claims in our favor. Messrs. Bendel and Fils are also subject to a two-year post-termination non-competition and non-solicitation of employees, independent contractors, or business partners covenant, in each case enforceable by its terms to the extent consistent with applicable law. Mr. Serritella is subject to an 18-month post-termination non-competition and non-solicitation of employees, independent contractors, or business partners covenant, in each case enforceable by its terms to the extent consistent with applicable law.

Retirement Benefits

Our 401(k) plan permits eligible employees to defer a portion of their annual eligible compensation, subject to the limitations imposed by the Internal Revenue Code, and provides for a Company matching contribution equal to 50% of the first 3% of compensation deferred. None of our named executive officers participates in our 401(k) plan.

Effective May 1, 2014, we adopted The Habit Restaurants, LLC Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that covers our named executive officers and other eligible key employees and that is intended to aid in the attraction and retention of key employees by providing them with benefits upon retirement or death. The Deferred Compensation Plan permits eligible employees to defer a portion of their annual eligible base salary and bonus compensation, and provides for a discretionary Company matching credit equal to 50% of the first 3% of compensation so deferred. The Company may also credit additional amounts to a participant’s discretionary contribution account under the Deferred Compensation Plan. Company matching and any additional discretionary credits begin to vest at a rate of 20% per year after a participant has attained two years of service, as such term is defined in our 401(k) plan, and will vest automatically on a participant’s death or a change in control of the Company if a participant is employed on such date. Each of our named executive officers participated in, and received Company matching credit under, the Deferred Compensation Plan during fiscal year 2016.

Distributions of participant elective deferrals and Company matching credit, to the extent vested, under the Deferred Compensation Plan are generally made in a lump sum upon a participant’s separation from service, unless the participant has made an alternative election in accordance with plan terms. Employer discretionary credits, to the extent vested, are paid in five annual installments upon a participant’s separation from service. In the event of an unforeseeable emergency, a participant may petition for an immediate distribution from his or her deferral account under the plan.

Equity and Incentive Plans

Management Incentive Plan

Effective September 28, 2007, the board of managers of The Habit Restaurants, LLC adopted the Management Incentive Plan. The Management Incentive Plan provides for the grant of Class C units to selected employees and other persons providing services for The Habit Restaurants, LLC and its subsidiaries.

Immediately prior to the completion of the IPO, all of the outstanding vested and unvested Class C units in The Habit Restaurants, LLC were converted into an amount of vested and unvested The Habit Restaurants, LLC common units, respectively, in each case, based on our pre-IPO value. Each unvested common unit of The Habit Restaurants, LLC continues to vest based on the vesting schedule of the outstanding unvested Class C unit for which it was exchanged. The vested and unvested common units of The Habit Restaurants, LLC are entitled to receive distributions, if any, from The Habit Restaurants, LLC, provided, however, that distributions (other than tax distributions) in respect of unvested common units of The Habit Restaurants, LLC will only be delivered to the holder thereof when, as, and if such units ultimately vest.

2014 Omnibus Incentive Plan

Our Board adopted The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”) in November 2014 and, following its adoption, thereafter all equity-based awards have been granted under the 2014 Omnibus Incentive Plan. The 2014 Omnibus Incentive Plan also permits grants of cash bonuses.

On March 21, 2016, our Board granted restricted share-based awards and options to purchase shares of our Class A common stock to our named executive officers, the terms of which are described above under “2016 Equity Grants.”

In addition, Mr. Serritella participated in our annual cash bonus program for fiscal year 2016, the terms of which are described above under “Annual Cash Bonuses.”

Director Compensation

Individuals affiliated with KarpReilly who serve as members of our Board are not separately compensated for their services as a director, other than reimbursement of out-of-pocket expenses incurred in connection with rendering such services. Our other non-employee directors, Mr. Ira Zecher, Mr. A. William Allen III and Mr. Joseph J. Kadow, receive fees for service on our Board. Each non-employee director who is not affiliated with KarpReilly is entitled to an annual retainer fee of $40,000. Mr. Zecher is entitled to an additional annual fee of $10,000 for serving as Chair of our Audit Committee and $2,500 for serving as a member of our Nominating and Corporate Governance Committee. Mr. Allen is entitled to additional annual fees of $7,500 for serving as Chair of our Compensation Committee and $5,000 for serving as a member of our Audit Committee. Mr. Kadow is entitled to an additional annual fee of $5,000 for serving as a member of our Audit Committee and an additional annual fee of $2,500 for serving as a member of our Nominating and Corporate Governance Committee.

The following table provides information regarding the compensation of our non-employee directors for fiscal year 2016:

Name	Fees Earned ($)	Option Awards ($)	Total
Ira Zecher(1)	$52,500	$—	$52,500
A. William Allen III(1)	$52,500	$—	$52,500
Joseph J. Kadow(1)	$47,500	$—	$47,500

(1)	As of December 27, 2016, Messrs. Zecher and Allen each held an outstanding option to purchase 8,333 shares of Company common stock, and Mr. Kadow held an outstanding option to purchase 6,427 shares of Company common stock. These options were granted under the 2014 Omnibus Incentive Plan in fiscal year 2014 (for Messrs. Zecher and Allen) and 2015 (for Mr. Kadow) with an exercise price equal to $18.00 per share (for Messrs. Zecher and Allen) and $23.34 (for Mr. Kadow) and a three year vesting period.

Equity Compensation Plan Information

The following table sets forth, in tabular format, as of December 27, 2016, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	636,487	$22.69	1,855,164

Equity compensation plans not approved by security holders	—	—	—

(1)	Weighted average exercise price of outstanding options excludes restricted share-based awards.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 19, 2017 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock (together with the same amount of LLC Units) beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, the address for each listed stockholder is: c/o The Habit Restaurants, LLC, 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614.

Because we have disclosed the ownership of shares of our Class B common stock and LLC Units of The Habit Restaurants, LLC (which will be exchangeable for Class A common stock), the shares of our Class A common stock corresponding to the LLC Units of The Habit Restaurants, LLC are not reflected in the table below.

	Class A Common Stock Beneficially Owned(1)		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	%
Directors and Executive Officers
A. William Allen III	6,667	*	*
Russell W. Bendel(3)	6,165	*	2.8
Douglas Branigan	—	—	—
Ira Fils	4,244	*	1.0
Matthew Hood	4,271	*	*
Joseph J. Kadow	2,000	*	*
Allan Karp(4)	230,043	1.1	10.7
Christopher Reilly(4)	230,043	1.1	10.7
Anthony Serritella(3)	2,711	*	1.1
Peter Whitwell	3,003	*	*
Ira Zecher	—	—	—
All executive officers and directors as a group (11 persons)	259,104	1.3	16.1

5% Equityholders
Entities affiliated with KarpReilly, LLC(4)	230,043	1.1	10.7

	Class B Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number	%
Directors and Executive Officers
A. William Allen III	—	—
Russell W. Bendel(3)	718,958	12.5
Douglas Branigan	—	—
Ira Fils	263,553	4.6
Matthew Hood	66,829	1.2
Joseph J. Kadow	—	—
Allan Karp(4)	2,554,681	44.2
Christopher Reilly(4)	2,554,681	44.2
Anthony Serritella(3)	277,876	4.8
Peter Whitwell	52,431	*
Ira Zecher	—	—
All executive officers and directors as a group (11 persons)	3,934,328	68.1

5% Equityholders
Entities affiliated with KarpReilly, LLC(4)	2,554,681	44.2
Brent Reichard(5)	762,903	13.2
Entities affiliated with Reichard Bros. Enterprises, Inc.(5)	473,965	8.2

footnotes continued below

* Indicates less than one percent.

(1)	Subject to the terms of the LLC Agreement, the LLC Units together with a corresponding number of shares of Class B common stock, which will be cancelled in the exchange, are exchangeable for, generally, at the option of The Habit Restaurants, Inc., cash or shares of our Class A common stock on a one-for-one basis. Beneficial ownership of Class A common stock reflected in the table above does not reflect beneficial ownership of LLC Units (and corresponding shares of Class B common stock) for which such shares of Class A common stock may be exchanged.

(2)	Includes the voting power of each owner based on the voting power held through both the owners’ Class A common stock and Class B common stock. Represents percentage of voting power of the Class A common stock and Class B common stock of The Habit Restaurants, Inc. voting together as a single class. Each holder of LLC Units (other than The Habit Restaurants, Inc. and its wholly-owned subsidiaries) holds one corresponding share of Class B common stock for each LLC Unit held.
(3)	Mr. Bendel’s and Mr. Serritella’s Class A and Class B shares in The Habit Restaurants, Inc. and their LLC Units are held in custodial accounts for the benefit of their immediate families, respectively.
(4)	Based on a Schedule 13G filed by KarpReilly GP, LLC (“KarpReilly GP”) on February 10, 2017. Shares of Class A common stock shown as beneficially owned by entities affiliated with KarpReilly include: (a) 1,977,129 shares of Class A common stock underlying an identical number of LLC Units and shares of Class B common stock held by KarpReilly Investments, LLC (“KR Investments”) ; (b) 7,438 shares of Class A common stock underlying an identical number of LLC Units and shares of Class B common stock held by KarpReilly HB Co-Invest, LLC (“KarpReilly HB”) ; (c) 4,520 shares of Class A common stock held by Habit Restaurant Co-Invest, LLC (“Co-Invest”); and (d) (i) 570,114 shares of Class A common stock underlying an identical number of LLC Units and shares of Class B common stock and (ii) 225,523 shares of Class A common stock, held by KarpReilly GP, LLC (“KarpReilly GP”). Messrs. Christopher Reilly and Allan Karp may be deemed the beneficial owners of all the securities held by the entities affiliated with KarpReilly, LLC, as hereinafter described. Messrs. Reilly and Karp, as the sole managers of KarpReilly GP, which is the managing member of KarpReilly HB and Co-Invest LLC, have sole voting and dispositive power over and may be deemed the beneficial owners of all of the securities of KarpReilly HB. Additionally, Messrs. Reilly and Karp, as the sole managers of KR Investments, have sole voting and dispositive power over and may be deemed the beneficial owners of all of the securities of KR Investments. Each of Messrs. Reilly and Karp disclaim ownership of such shares except to the extent of their respective pecuniary interests therein. The principal business address of KR Investments, KarpReilly HB, and Co-Invest LLC is c/o KarpReilly, LLC, 104 Field Point Road, Greenwich, CT 06830.
(5)	Reichard Bros. Enterprises, Inc. (“RBE”) beneficially owns 473,965 LLC Units directly, as well as a corresponding amount of our Class B common stock. Additionally, Mr. Reichard, as president of RBE, may be deemed the beneficial owner of the 473,965 LLC Units beneficially owned by RBE in The Habit Restaurants, LLC directly, as well as a corresponding amount of our Class B common stock. Mr. Reichard further beneficially owns 288,490 LLC Units directly, as well as a corresponding amount of our Class B common stock. Additionally, as sole manager of Habit Founders, LLC, a California limited liability company, Mr. Reichard may be deemed to beneficially own the 448 LLC Units held by Habit Founders, LLC., as well as a corresponding amount of our Class B common stock. All such LLC Units may be exchanged, pursuant to exchange procedures detailed in the LLC Agreement, for cash or shares of Class A common stock of The Habit Restaurants, Inc., generally at the Issuer’s election.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

The following is a description of transactions, since December 29, 2015, in which (a) we are a participant, (b) the amount involved exceeds $120,000 and (c) one or more of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest. We refer to these as “related person transactions.”

Recapitalization Transactions in Connection with the IPO

These summaries do not purport to be complete descriptions of all of the provisions of the documents relating to the recapitalization transactions and the material exhibits thereto, and they are qualified in their entirety by reference to the complete text of agreements which have been filed with the SEC as exhibits to the registration statement relating to our IPO.

The Habit Restaurants, LLC Limited Liability Company Agreement

In connection with the recapitalization transactions, the LLC Agreement was amended and restated. As a result of the transactions in connection with the recapitalization and the IPO, The Habit Restaurants, Inc. holds interests directly and indirectly through its subsidiaries in The Habit Restaurants, LLC and is the sole managing member of The Habit Restaurants, LLC. Accordingly, The Habit Restaurants, Inc. operates and controls all of the business and affairs of The Habit Restaurants, LLC and, through The Habit Restaurants, LLC, conducts our business. Additionally, The Habit Restaurants, LLC reclassified its outstanding LLC Units as non-voting units. Notwithstanding the foregoing, The Habit Restaurants, LLC bears the costs of or reimburses The Habit Restaurants, Inc. for certain expenses incurred by The Habit Restaurants, Inc.

Pursuant to the LLC Agreement, The Habit Restaurants, Inc. has the right to determine, subject to the discussion of tax distributions below, when distributions will be made to holders of LLC Units and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holders of LLC Units (including The Habit Restaurants, Inc. and its subsidiaries) pro rata in accordance with the percentages of their respective LLC Units (other than, for clarity, certain non-pro-rata payments to us to satisfy certain of our obligations).

The holders of LLC Units, including The Habit Restaurants, Inc. and its subsidiaries, will incur U.S. federal, state and local income taxes on their allocable shares (determined under relevant tax rules) of any taxable income of The Habit Restaurants, LLC. Net profits and net losses of The Habit Restaurants, LLC will generally be allocated to holders of LLC Units (including The Habit Restaurants, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests, except to the extent certain rules provide for disproportionate allocations or are otherwise required under applicable tax law. The LLC Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of LLC Units. Generally, these tax distributions will be computed based on our estimate of the taxable income of The Habit Restaurants, LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Irvine, California (taking into account, among other things, the deductibility of certain expenses and certain adjustments relating to the calculation of state taxes). For purposes of determining the taxable income of The Habit Restaurants, LLC, such determination is made by generally disregarding any adjustment to the taxable income of any member of The Habit Restaurants, LLC that arises under the tax basis adjustment rules of the Internal Revenue Code of 1986, as amended (the “Code”), and is attributable to the acquisition by such member of an interest in The Habit Restaurants, LLC in the IPO and future sale or exchange transactions.

As a result of the potential differences in the amount of net taxable income allocable to us and to The Habit Restaurants, LLC’s other equity holders and potential differences in applicable tax rates, we receive tax distributions in excess of our tax liabilities and our payment obligations under the tax receivable agreement. We do not currently expect to pay any cash dividends on shares of our Class A common stock, and, to the extent we do not distribute such cash balances as dividends and instead retain such cash balances, The Habit Restaurants, LLC’s other equity holders would benefit from any value attributable to such accumulated cash balances as a result of their ownership of shares of common stock following an exchange of their LLC Units of The Habit Restaurants, LLC pursuant to the LLC Agreement. See “— Exchange Procedures.”

Exchange Procedures

Pursuant to and subject to the terms of the LLC Agreement, the Continuing LLC Owners have the right to exchange their LLC Units, together with a corresponding number of shares of Class B common stock (which such shares will be cancelled in connection with any such exchange) for, at the option of The Habit Restaurants, Inc. (such determination to be made by the disinterested members of our Board), (i) shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications or (ii) cash consideration (generally calculated based on the volume-weighted average price of the Class A common stock of The Habit Restaurants, Inc., as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A common stock of The Habit Restaurants, Inc. for the 15 trading days immediately prior to the delivery date of a notice of exchange). At any time that an effective registration statement is on file with the SEC with respect to the shares of Class A Common Stock to be issued upon an exchange, The Habit Restaurants, Inc. may not provide cash consideration upon an exchange to a Continuing LLC Owner without the Continuing LLC Owner’s prior consent. As any Continuing LLC Owner exchanges its LLC Units, The Habit Restaurants, Inc.’s interest in The Habit Restaurants, LLC will increase. The LLC Agreement provides that a Continuing LLC Owner will not have the right to exchange LLC Units if, among other things, we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us to which the Continuing LLC Owner may be subject. These exchanges are expected to result in increases in the tax basis of the assets of The Habit Restaurants, LLC that otherwise would not have been available. Increases in tax basis resulting from such exchanges may reduce the amount of tax that The Habit Restaurants, Inc. would otherwise be required to pay in the future. This tax basis may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. The Company amended its LLC Agreement in May 2016, pursuant to which the Company now processes exchange requests every other week, rather than weekly. The new exchange processing timeline became effective in June 2016. We may impose additional restrictions on exchange that we determine to be necessary or advisable to prevent The Habit Restaurants, LLC from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. When a holder exchanges LLC Units and an equal number of shares of Class B common stock for shares of Class A common stock, because The Habit Restaurants, Inc. acquires additional LLC Units in connection with such exchange, the number of LLC Units held by The Habit Restaurants, Inc. will correspondingly increase, and such shares of Class B common stock will be cancelled.

As noted above, each of the Continuing LLC Owners also holds a number of shares of our Class B common stock equal to the number of LLC Units held by such person. Although shares of Class B common stock have no economic rights, they give holders voting power at The Habit Restaurants, Inc., the managing member of The Habit Restaurants, LLC, at a level that is consistent with their overall equity ownership of our business. Under our amended and restated certificate of incorporation, each share of Class B common stock is entitled to one vote. Accordingly, the voting power afforded to the Continuing LLC Owners by their shares of Class B common stock is automatically and correspondingly reduced as they exchange LLC Units and Class B common stock for shares of our Class A common stock pursuant to the LLC Agreement. Additionally, the voting power afforded to such Continuing LLC Owners will correspondingly increase as a result of the issuance of Class A common stock. Therefore, as a result of these transactions (and without taking into account any subsequent sale of shares of Class A common stock issued pursuant to the LLC Agreement), the voting power will effectively remain unchanged.

The limited liability company agreement of The Habit Restaurants, LLC also provides that substantially all expenses incurred by or attributable to The Habit Restaurants, Inc., but not including income tax expenses of The Habit Restaurants, Inc., will be borne by The Habit Restaurants, LLC.

License Agreement with Co-Founders

On February 11, 2004 we entered into a Trademark Assignment Agreement with Reichard Bros. Enterprises, Inc., pursuant to which we acquired all rights in and to eight service marks, trademarks, trade names and logotypes, and all rights, title and interest in a distinctive system for operating Habit restaurants and certain other intellectual property, including recipes, products, formulas, cooking techniques and trade secrets (the “Intellectual Property”) from Reichard Bros. Enterprises, Inc. Concurrently, we entered into an Intellectual Property License Agreement, pursuant to which we granted Reichard Bros. Enterprises, Inc. a royalty-free license to use such intellectual property in Santa Barbara County, California. On July 31, 2007, we amended and restated this license agreement when we entered into an Amended and Restated Trademark and Intellectual Property License Agreement with the co-founders of The Habit, Brent and Bruce Reichard, and Reichard Bros. Enterprises, Inc., pursuant to which we granted Reichard Bros. Enterprises, Inc. an exclusive royalty-free license to use the Intellectual Property to operate Habit restaurants in Santa Barbara County, California. We further amended this agreement in October 2014. We do not receive any royalties or fees from the operations of these restaurants, and they are operated solely by Reichard Bros. Enterprises, Inc. If Reichard Bros. Enterprises, Inc. does not successfully operate its licensed restaurants in a manner consistent with our standards and the standards set forth in the Amended and Restated Trademark License Agreement and requirements it may have a material adverse effect on our business, financial condition and results of operations.

Related Person Transactions Policy

We have a formal written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may approve only those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

It is our policy for our Board to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interest. We believe that we have executed all of the transactions set forth under the section entitled “Certain Relationships and Related Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Habit audited consolidated financial statements for the fiscal year ended December 27, 2016 and has discussed these statements with management and Moss Adams LLP, or Moss Adams, the Company’s independent registered public accounting firm. Habit management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of The Habit Restaurants, Inc. in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Moss Adams the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, which we refer to as SAS 61.

Moss Adams also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Moss Adams their independence from Habit.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Habit Annual Report on Form 10-K for the fiscal year ended December 27, 2016, for filing with the Securities and Exchange Commission.

Members of The Habit Restaurants, Inc. Audit Committee
Ira Zecher, Chair
Joseph J. Kadow
A. William Allen III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2016, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

The Company invites its Board members to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. Two of the Company’s directors attended the Company’s 2016 Annual Meeting of Stockholders in person.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on March 23, 2018.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at The Habit Restaurants, Inc., 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614. To be timely for the 2018 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our 2018 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2018 annual meeting must notify us no earlier than February 21, 2018 and no later than March 23, 2018. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2018 annual meeting.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2016 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2016 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

The Habit Restaurants, Inc.

17320 Red Hill Avenue

Suite 140

Irvine, CA 92614

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered. You may make a written or oral request by sending a written notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

Directions to the 2017 Annual Meeting of Stockholders, to be held at 18700 MacArthur Blvd., Irvine, CA 92612 are set forth below:

From the 405 North:

Exit MacArthur Blvd toward John Wayne Airport

Turn Left onto MacArthur Blvd (Signs for MacArthur Blvd S)

Destination will be on the Left

From the 405 South:

Exit MacArthur Blvd toward John Wayne Airport

Turn Left onto MacArthur Blvd (Signs for MacArthur Blvd S)

Destination will be on the Left

The Atrium Hotel will supply vouchers for parking.

By Order of the Board of Directors
Ira Fils Chief Financial Officer, Secretary and Director April 24, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

THE HABIT RESTAURANTS, INC.

June 21, 2017

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/19786

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

⬛	20330000000000001000 8	062117

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. To elect the following Class III Director Nominees				2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 26, 2017.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ Russell W. Bendel ¡ Ira Zecher ¡ A. William Allen III
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)			NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

ANNUAL MEETING OF STOCKHOLDERS OF

THE HABIT RESTAURANTS, INC.

June 21, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19786
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

⬛ 20330000000000001000 8	062117

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1.	To elect the following Class III Director Nominees			2.	To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 26, 2017.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ Russell W. Bendel ¡ Ira Zecher ¡ A. William Allen III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

		0	⬛

THE HABIT RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE HABIT RESTAURANTS, INC.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) IRA FILS and RUSSELL BENDEL, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of The Habit Restaurants, Inc. (the “Company”) to be held at 18700 MacArthur Blvd., Irvine, CA 92612 on June 21, 2017 at 10:00 a.m., and any adjournment or postponement thereof, all the shares of Class A Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.

(Continued and to be signed on the reverse side.)

⬛	1.1	14475	⬛

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

THE HABIT RESTAURANTS, INC.

Class A Common Stock

To Be Held On June 21, 2017 at 10:00 a.m.

at 18700 MacArthur Blvd., Irvine, CA 92612

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/7/17.

Please visit http://www.astproxyportal.com/ast/19786/, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.	To elect the following Class III Director Nominees	2.	To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 26, 2017.
	NOMINEES:
	Russell W. Bendel
	Ira Zecher A. William Allen III	NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.

ANNUAL MEETING OF STOCKHOLDERS OF

THE HABIT RESTAURANTS, INC.

June 21, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/19786

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

⬛	20330000000000001000 8	062117

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. To elect the following Class III Director Nominees				2. To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 26, 2017.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ Russell W. Bendel ¡ Ira Zecher ¡ A. William Allen III
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)			NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

ANNUAL MEETING OF STOCKHOLDERS OF

THE HABIT RESTAURANTS, INC.

June 21, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19786
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

⬛ 20330000000000001000 8	062117

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

						FOR	AGAINST	ABSTAIN
1.	To elect the following Class III Director Nominees			2.	To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 26, 2017.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ Russell W. Bendel ¡ Ira Zecher ¡ A. William Allen III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

		0	⬛

THE HABIT RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE HABIT RESTAURANTS, INC.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) IRA FILS and RUSSELL BENDEL, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of The Habit Restaurants, Inc. (the “Company”) to be held at 18700 MacArthur Blvd., Irvine, CA 92612 on June 21, 2017 at 10:00 a.m., and any adjournment or postponement thereof, all the shares of Class B Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.

(Continued and to be signed on the reverse side.)

⬛	1.1	14475	⬛

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

THE HABIT RESTAURANTS, INC.

Class B Common Stock

To Be Held On June 21, 2017 at 10:00 a.m.

at 18700 MacArthur Blvd., Irvine, CA 92612

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/7/17.

Please visit http://www.astproxyportal.com/ast/19786/, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.	To elect the following Class III Director Nominees	2.	To ratify the appointment of Moss Adams LLP as The Habit Restaurants, Inc. independent registered public accounting firm for the fiscal year ending December 26, 2017.
	NOMINEES:
	Russell W. Bendel
	Ira Zecher A. William Allen III	NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.